Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement dated May 9, 2025 on Form S-3 of our reports dated February 21, 2025 relating to the financial statements of Onity Group Inc. and the effectiveness of Onity Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Onity Group Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

May 9, 2025